                                                                    Exhibit 11.1


                   FIELDWORKS, INCORPORATED AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                 For the Three Months Ended          For the Nine Months Ended
                                                              ---------------------------------  ---------------------------------
                                                                 October 5,      September 30,     October 5,      September 30,
                                                                    1997             1996             1997              1996
                                                              ----------------  ---------------  ---------------  ----------------
PRIMARY AND FULLY DILUTED
 Net loss...................................................       $  (52,944)      $ (736,964)     $(1,056,154)      $(1,929,427)
                                                                   ==========       ==========      ===========       ===========

 Weighted average common shares outstanding.................        8,684,614        5,880,736        7,926,646         5,859,895
 Effect of conversion of preferred shares (1)...............               --          576,923          156,382           576,923
 Effect of cheap shares issued (2)..........................               --          160,014           53,338           160,014
                                                                   ----------       ----------      -----------       -----------
                                                                    8,684,614        6,617,673        8,136,366         6,596,832
                                                                   ==========       ==========      ===========       ===========

NET LOSS PER COMMON SHARE  .................................       $     (.01)           $(.11)           $(.13)            $(.29)
                                                                   ==========       ==========      ===========       ===========


(1) Gives effect to preferred shares which converted to common shares concurrent with the company's initial public offering.
(2) Warrants issued and options granted from March 1, 1996 to February 28, 1997 are included in the calculation for certain periods presented, using the treasury stock method, in accordance with Staff Accounting Bulletin Topic 4(D).